Exhibit 5.1

September 7, 2021

Global-E Online Ltd.

25 Basel Street,

Petah Tikva 4951038

Israel

Re:    Global-E Online Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for Global-E Online Ltd., an Israeli company (the “Company”), in connection with the underwritten public offering and sale by the certain selling shareholders named in the Registration Statement (as defined below) (the “Selling Shareholders”) (i) of an aggregate of 12,000,000 ordinary shares, no par value (“Ordinary Shares”) of the Company (the “Firm Shares”) and (ii) the potential sale by the Selling Shareholders of up to an additional 1,800,000 Ordinary Shares (the “Additional Shares” and, collectively with the Firm Shares, the “Shares”), that are subject to an option to purchase such additional shares proposed to be granted by the Selling Shareholders to the underwriters in the offering (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No.                     ) filed by the Company with the SEC under the Securities Act (as amended through the date hereof, the “Registration Statement”) and to which this opinion is attached as an exhibit; (ii) a copy of the Amended and Restated Articles of Association of the Company, as currently in effect; (iii) resolutions of the board of directors of the Company and of the audit committees thereof, in each case, which relate to the Registration Statement and other actions to be taken in connection with the Offering; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar | Law Offices
Meitar | Law Offices